FIRST SUPPLEMENT TO THE CLINICAL STUDY AGREEMENT

This First Supplement to the Clinical Study Agreement (the “First Supplement”) is made on the last day of signature (the “Effective Date”) and is made by and between Cancer Insight, LLC (“Cancer Insight”) and BriaCell Therapeutics Corporation (“BriaCell”) (each a “Party” and collectively the “Parties”).

WHEREAS, the Parties previously entered into a Clinical Study Agreement (the “Agreement”), executed on/around September 29, 2017 and pertaining to the study identified and described as “A Phase I/IIa Rollover Study of the Whole-Cell Vaccine BriaVax™ in Metastatic or Locally Recurrent Breast Cancer Patients in Combination with Ipilimumab or Pembrolizumab” (the “Study”); and

WHEREAS, the Parties desire to enter into this First Supplement to provide for an extension to the budget as a result of adding an additional two Study sites to be managed and administered by Cancer Insight.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.	The Parties agree to an additional amount of $332,817.66 (“First Extension Budget”) to be paid to Cancer Insight for two additional Study sites to be managed and administered by Cancer Insight.

1.	This First Extension Budget is to be considered as additional to the amounts agreed to in Exhibit B – Budget for Protocol of the Agreement.

2.	Payment shall be made to Cancer Insight based on an installment-based payment structure. Cancer Insight shall be paid $110,939.22, per fiscal quarter for a total of three (3) fiscal quarters. Unless otherwise agreed to in writing by the Parties, these payments shall be due on or before July 1, 2019, October 1, 2019, and January 1, 2020, respectively.

3.	Except as expressly supplemented and/or modified herein, all other terms, conditions, and provisions of the Agreement shall remain in full force and effect

IN WITNESS WHEREOF, the Parties have caused this First Supplement to be executed by their duly authorized representatives. This First Supplement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile signatures, electronic signatures, and signatures transmitted by email after having been scanned shall be accepted as originals for the purposes of this instrument.

Cancer Insight, LLC		BriaCell Therapeutics Corp.

	/s/ Steven White		/s/ William V. Williams

By:	Steven White	By:	William V. Williams

Title:	Chief Operating Officer	Title:	President and CEO

Date:	October 18, 2018	Date:	2018 October 19